As Filed with the Securities and Exchange Commission on December 28, 1999

                                                    Registration No. 333-88801


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ---------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     ON
                                  FORM S-8
                                     TO
                                  FORM S-4
          Registration Statement under the Securities Act of 1933

                              ---------------

                          Illinois Tool Works Inc.
           (Exact name of Registrant as specified in its charter)


          Delaware                                           36-1258310
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)


              Premark International, Inc. 1994 Incentive Plan
              Premark International, Inc. Director Stock Plan
                         (Full Title of the Plans)


                             Stewart S. Hudnut
           Senior Vice President, General Counsel and Secretary
                           3600 West Lake Avenue
                         Glenview, Illinois 60025
                              (847) 724-7500
         (Name, address, including, zip code and telephone number,
                including area code, of agent for service)

                              ---------------

                      Calculation of Registration Fee

===========================================================================================================
                                                 Proposed maximum     Proposed maximum
 Title of each class of          Amount to be   offering price per   aggregate offering      Amount of
 securities to be registered      registered          share                price          registration fee
-----------------------------------------------------------------------------------------------------------
Common Stock, par value            8,239,306           (2)                  (2)                 (2)
 $0.01 per share (1).....           Shares
===========================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plans in connection with share splits, share dividends or similar transactions.
(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing with the Securities and Exchange Commission of (a) the preliminary proxy materials on Schedule 14A of Illinois Tool Works Inc. and Premark International, Inc. on October 1, 1999 and (b) the Registration Statement on Form S-4 of Illinois Tool Works Inc. (File No. 333-88801) on October 12, 1999.

                           INTRODUCTORY STATEMENT

         Illinois Tool Works hereby amends the S-4 by filing this Post-Effective Amendment No. 1 on Form S-8 relating to up to 8,239,306 shares of Illinois Tool Works common stock, par value $0.01 per share, issuable by Illinois Tool Works pursuant to the Premark International, Inc. 1994 Incentive Plan and the Premark International, Inc. Director Stock Plan (collectively, the "Plans"). All such shares of Illinois Tool Works common stock were originally registered pursuant to the S-4.

         On November 23, 1999, CS Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Illinois Tool Works, was merged with and into Premark pursuant to the Agreement and Plan of Merger dated as of September 9, 1999 among Premark, Illinois Tool Works and CS Merger Sub. Pursuant to the merger agreement, when the merger was completed, among other things, each share of Premark common stock issued and outstanding at the effective time of the merger was converted into .8081 shares of Illinois Took Works common stock.

         Pursuant to the merger, the outstanding stock options and restricted stock granted under the Plans will no longer be exercisable for Premark common stock but, instead, will be exercisable for Illinois Tool Works common stock.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by Illinois Tool Works with the Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") are incorporated herein by reference:

         (a) Illinois Tool Works' Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) Illinois Tool Works' Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1999;

         (c) Illinois Tool Works' Current Reports on Form 8-K dated September 14, November 16, and December 8, 1999; and

         (d) The description of Illinois Tool Works common stock set forth in Exhibit 99 to Illinois Tool Works' Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, including any amendment or report filed with the Commission for the purpose of updating such description.

         All documents subsequently filed by Illinois Tool Works pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Previously filed.  (See Item 20 of the S-4.)


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         See Index to Exhibits included herewith which is incorporated by reference herein.


Item 9.  Undertakings.

         Previously filed.  (See Item 22 of the S-4.)

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Glenview, Illinois on December 28, 1999.

                                  ILLINOIS TOOL WORKS INC.

                                  By:/s/ W. James Farrell
                                     ----------------------------
                                       W. James Farrell
                                       Director, Chairman and
                                         Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 28th day of December, 1999.


/s/  W. James Farrell           Director, Chairman and Chief Executive Officer
-----------------------         (Principal Executive Officer)
W. James Farrell


Jon C. Kinney*                  Senior Vice President  and Chief
                                  Financial Officer
                                (Principal Accounting and Financial Officer)

William F. Aldinger*
Michael J. Birck*
Marvin D. Brailsford.*
Susan Crown*
H. Richard Crowther*
Robert C. McCormack*            Directors
Phillip B. Rooney*
Harold B. Smith*
Ormand J. Wade*



*By:/s/ W. James Farrell
    ------------------------
         W. James Farrell
         Attorney-in-Fact

                               EXHIBIT INDEX



    Exhibit
     Number                 Document Description

      5.1 Opinion of Stewart S. Hudnut, Senior Vice President, General Counsel and Secretary of Illinois Tool Works.*

     10.14 Premark International, Inc. 1994 Incentive Plan as amended and restated effective May 5, 1999.*

     10.18 Premark International, Inc. Director Stock Plan, as amended. (Filed as Exhibit 10.6 to Premark's Annual Report on
                 Form 10-K for the fiscal year ended December 26, 1998
                 (File No. 1-9256), and incorporated by reference herein.)

     23.1 Consent of Arthur Andersen LLP, independent public accountants to Illinois Tool Works.

     23.4        Consent of Stewart S. Hudnut.*

     24.1 Power of Attorney of certain directors and officers of Illinois Tool Works.*


------------------


* Previously filed.